UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 26, 2026

MOTORCAR PARTS OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(310) 212-7910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MPAA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01	Entry into a Material Definitive Agreement.

CEO Employment Agreement

On June 26, 2026, Motorcar Parts of America, Inc. (the “Company”) and Selwyn Joffe, the Chairman, President and Chief Executive Officer of the Company, entered into Amendment No. 7 (the “Amendment”) to the Employment Agreement, dated as of May 18, 2012, and subsequently amended (as amended, the “Employment Agreement”).  The Company’s Human Resources and Compensation Committee and Board of Directors of the Company approved the Amendment.

The Amendment extends the Term of the Employment Agreement from July 1, 2027 to July 1, 2029.  All other terms of the Employment Agreement remain the same.

In connection with the Amendment, the Board, in accordance with the Employment Agreement, also reviewed Mr. Joffe’s salary and approved an increase in his salary pursuant to Amendment No. 5 to the Employment Agreement of $828,256 per annum to $902,799 per annum, effective June 26, 2026, and from $902,799 per annum to $984,050, effective April 1, 2027.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.4	Amendment No. 7 to Employment Agreement, dated June 26, 2026, between Motorcar Parts of America, Inc. and Selwyn Joffe

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.

Date: July 2, 2026

	By:	/s/ Glenn Burlingame
Glenn Burlingame, VP General Counsel and Secretary